UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 19, 2019 (November 18, 2019)
Date of Report (Date of Earliest Event Reported)
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Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2800 Wells Branch Parkway Austin, Texas 78728 (512) 434-1100
(Address of principal executive offices and Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[   ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HHS	New York Stock Exchange (“NYSE”)

43938.00000

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2019, Harte Hanks, Inc. (the “Company”) announced changes to the Company’s executive leadership team that the Company’s board of directors (the “Board”) believes will position the Company for future growth and success, as well as changes to the Board’s leadership structure.
Appointment of Andrew Benett
On November 18, 2019, the Company announced the appointment of Andrew Benett, age 48, as the Executive Chairman and Chief Executive Officer of the Company, effective as of such date. In connection with such appointment, Andrew Harrison stepped down as President of the Company. Mr. Harrison will remain with the Company in an advisory role.
Mr. Benett has over 20 years of experience in effecting business transformation within marketing services, consulting and corporate organizations. Prior to his appointment, Mr. Benett served as Global Chief Commercial Officer of Bloomberg Media from June of 2015 to September 2019, where his responsibilities included advertising sales, marketing services, events, consulting, integrated franchises, and innovation. Previously, Mr. Benett spent 13 years working for Havas Creative Group, a leading marketing communications network. While working for Havas Creative group, Mr. Benett served as Global Chief Strategy Officer of Euro RSCG Worldwide from 2004 to 2010, until he was promoted to Global Chief Executive Officer of Arnold Worldwide in 2010, and to global CEO of Havas Creative Group in 2013. Prior to joining Euro RSCG Worldwide, Mr. Benett was EVP, Executive Director, Strategy and Innovation, at FutureBrand. He began his advertising career at McCann-Erickson in strategic planning. Mr. Benett sits on the Board of Directors of Viad Corp (NYSE: VVI) and is a Henry Crown Fellow at the Aspen Institute. Mr. Benett received his B.F.A. in art history with a minor in psychology from Georgetown University.
In connection with Mr. Benett’s appointment, on November 11, 2019, the Company entered into a Letter Agreement with Mr. Benett setting forth the terms and conditions of his employment (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Benett will receive a base salary of $380,000 per year, and he will have an opportunity to earn an annual bonus with a target amount equal to 100% of his annual base salary. As contemplated by the Letter Agreement, the Board granted to Mr. Benett 150,000 restricted stock units that vest ratably on each of the first three anniversaries of the award’s date of grant, subject to Mr. Benett’s continuous service to the Company. The Letter Agreement also provides for Mr. Benett to receive another award of 150,000 restricted stock units that vest over three years within the first 15 days of January 2020, subject to his continuous service on the date of grant.
Mr. Benett is entitled to severance payments and benefits upon certain qualifying terminations of his employment with the Company. Upon a termination of his employment by the Company without Cause or resignation by Mr. Benett for Good Reason (each as defined in the Letter Agreement), he is entitled to receive 18 months of continued base salary and 12 months of continued health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”).

As a condition to receiving any of the severance payments and benefits provided in the Letter Agreement, Mr. Benett (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims. As required by the Letter Agreement, Mr. Benett also entered into a customary confidentiality/non-disclosure agreement and a non-solicitation & non-competition agreement.

The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Appointment of Brian Linscott
On November 15, 2019, the Board announced that it approved the appointment of Brian Linscott, age 46, as Chief Operating Officer of the Company effective January 6, 2020.

Mr. Linscott has nearly two decades of experience advising clients and C-level executives on strategy, operational improvements to drive topline growth, acquisitions, corporate development and capital structure across a variety of industries including media, manufacturing, and transportation. From 2015 to 2019, he served as Partner at BR Advisors where he led the operational improvement of radio and printing companies, developed new partnerships, and facilitated asset transactions. He also served as Operating Partner at Traverse Pointe Partners since 2014, where he advised a private equity fund on financial and operational assessment of equity investments and developed a post-acquisition, operational strategies to create shareholder value. From 2013 to 2015, Brian served as Managing Director at Huron Business Advisory where he managed client relationships, oversaw consulting teams, and developed new business opportunities. From 2009 to 2012, Brian served as Chief Financial Officer / Senior Vice President at Sun Times Media, LLC where he created and executed a restructuring plan that led to a $60 million EBITDA improvement in two years and managed working capital to enhance cash flow. Mr. Linscott received his B.S. in Finance from the University of Illinois, Urbana.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Linscott setting forth the terms and conditions of his employment on November 15, 2019 (the “Linscott Agreement”). Pursuant to the Linscott Agreement, Mr. Linscott will receive a base salary of $330,000 per year, and he will have an opportunity to earn an annual bonus with a target amount equal to 75% of his annual base salary. Mr. Linscott will also receive a one-time sign on bonus of $37,500, less applicable withhold. As contemplated by the Linscott Agreement, the Board made the following equity grants to Mr. Linscott: (i) a grant of 50,000 performance-based restricted stock units that vest on the later of the first anniversary of the date that the Board approves the grant and the first business day following the date that the Performance Condition (as defined in the Linscott Agreement) is met, in each case subject to Mr. Linscott’s continued service through the applicable vesting date, (ii) an option to purchase 50,000 shares of the Company’s common stock that vests ratably on the first three anniversaries of the grant date, subject to Mr. Linscott’s continued employment, and has an exercise price equal to the per share price on the date of grant, and (iii) a grant of 14,150 restricted stock units that vest on the grant date. Mr. Linscott will be eligible to receive additional equity awards in future years, consistent with the Company’s regular equity award and review practices.
Mr. Linscott is eligible to receive certain “Change of Control” (as defined in the Linscott Agreement) severance payments and benefits under the Linscott Agreement. If, during the 6 months preceding or the 12 months immediately following a Change of Control, Mr. Linscott’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason” (each as defined in the Linscott Agreement), he would be entitled to receive 18 months of continued base salary and 12 months of Health Benefits Continuation (as defined in the Linscott Agreement). Upon a termination of his employment by the Company without Cause or resignation by Mr. Linscott for Good Reason (and except with respect to a Change of Control, as described above), he is entitled to receive 12 months of continued base salary and 12 months of Health Benefits Continuation. As a condition to receiving any of the severance payments and benefits provided in the Linscott Agreement, Mr. Linscott (or his legal representative, as applicable) must execute and not revoke a customary severance and release agreement, including a waiver of all claims. As required by the Linscott Agreement, Mr. Linscott also entered into a customary confidentiality/non-disclosure agreement, and a non-solicitation & non-competition agreement.

The foregoing description of the Linscott Agreement is qualified in its entirety by reference to the full text of the Linscott Agreement, which is filed as Exhibit 10.2 to this report and incorporated herein by reference.
Since September of 2018, BR Advisors LLC ("BR Advisors"), an entity for which Mr. Linscott has served as a Partner and Managing Member since 2015, has provided consulting services to the Company, receiving an aggregate total of $354,627 in fees to date. The consulting arrangements with BR Advisors will cease as of December 31, 2019.
Departure of Mark Del Priore
Mark Del Priore stepped down from his positions with the Company on November 15, 2019 to pursue other opportunities. The Company and Mr. Del Priore have entered into a separation agreement memorializing the terms of his separation of employment (the “Separation Agreement”). Mr. Del Priore will receive severance of seventy-one thousand two hundred and fifty dollars ($71,250), representing three months of his annual base salary, less applicable withholdings and deductions. Additionally, the Separation Agreement contains a release, as well as a non-disparagement provision, and ratifies the confidentiality and non-solicitation covenants in Mr. Del Priore’s employment restrictions agreement with the Company, dated January 4, 2019.
Appointment of Lauri Kearnes
On November 15, 2019, the Board appointed Lauri Kearnes, age 48, as Chief Financial Officer of the Company in connection with Mr. Del Priore’s departure. Ms. Kearnes has served as the Company’s Principal Accounting Officer and Vice President, Finance and Controller since August 2018. Ms. Kearnes has over 20 years of experience in accounting and finance roles, including the last 16 years with Harte Hanks in various positions including Group Controller, VP Finance, and Group VP Finance, Accounting Shared Services. Ms. Kearnes started her career in public accounting and has held accounting positions with Nutraceutical Corp. and Brooks Automation prior to joining the Company. She holds a Bachelor of Science in Accounting and a Master of Accounting from Utah State University. Ms. Kearnes will receive a base salary of $275,000 per year
Director Role Changes
In connection with the appointment of Mr. Benett as Executive Chairman of the Board, Board member Alfred Tobia, Jr. stepped down as Chairman of the Board. On November 15, 2019, the Board named Board member Evan Behrens to serve as Lead Independent Director.
Item 8.01.     Other Events.

On November 18, 2019, the Company issued a press release announcing, among other things, the approval of the appointment of Mr. Benett as President and Chief Executive Officer, Mr. Linscott as Chief Operating Officer, and Ms. Kearnes as Chief Financial Officer; and the departure of Mr. Del Priore, a copy of which is filed as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.1 Letter Agreement between Andrew Benett and Harte Hanks, Inc., dated November 11, 2019
10.2 Employment Agreement between Brian Linscott and Harte Hanks, Inc., dated November 15, 2019
99.1 Press Release of the Company dated November 18, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HARTE HANKS, INC.
Date: November 19, 2019    By: Lauri Kearnes
Name: Lauri Kearnes

Title:	Chief Finance Officer